UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2010

United Development Funding IV
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-152760 (1933 Act)	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas 76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On September 8, 2010, the board of trustees of United Development Funding IV (the “Registrant”) authorized a special distribution to its shareholders of record as of the close of business on September 15, 2010. This special distribution will be paid pro rata over all common shares of beneficial interest outstanding as of September 15, 2010 and will be equal to $0.05 per common share of beneficial interest. This special distribution will be paid in October 2010.

In addition, on September 8, 2010, the board of trustees of the Registrant authorized a special distribution to its shareholders of record as of the close of business on December 15, 2010. This special distribution will be paid pro rata over all common shares of beneficial interest outstanding as of December 15, 2010, in an amount to be determined by the officers of the Registrant, but which shall not be more than $0.20 per common share of beneficial interest or less than $0.10 per common share of beneficial interest unless the Chief Financial Officer of the Registrant determines that, as of the payment date for such distribution and after giving effect to the payment of a distribution of $0.10 per common share of beneficial interest from legally available funds, the Registrant will not be able to pay its debts as they become due in the usual course of business or the Registrant’s assets will be less than its total liabilities. This special distribution will be paid in January 2011.

Attached as Exhibit 99.1 to this report and incorporated by reference into this Item 8.01 is a copy of a press release by the Registrant regarding these special distributions.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated:  September 9, 2010                                 By:         /s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer

EXHIBIT INDEX

99.1           United Development Funding IV press release dated September 9, 2010.